                                                   EXHIBIT 10.15
                                                   -------------

                                                                   Exhibit 10.15

                           FIRST AMENDMENT TO LEASE



     THIS FIRST AMENDMENT TO LEASE dated this 2nd day of December, 1988 is made by and between CORPORATE PLAZA, PHASE 1, a California general partnership ("Landlord") and CONNER PERIPHERALS, a California corporation ("Tenant").

                                R E C I T A L S

     A. Tenant currently leases from Landlord approximately one hundred eighty thousand (180,000) square feet of space located at 3061 and 3081 Zanker Road, San Jose, California ("Premises") pursuant to that certain lease dated August 19, 1988 ("Lease"). The Premises consist of two (2) separate buildings, one consisting of approximately sixty-four thousand (64,000) square feet ("Building 1") and the other consisting of approximately one hundred sixteen (116,000) square feet ("Building 2").

     B. Pursuant to the Lease Landlord's Prime Contractor, as defined in Exhibit C of the lease, was to be responsible for constructing certain improvements to the interior of Building 1 ("Building 1 Interior Improvements").

     C. Landlord and Tenant have agreed to allow Tenant's Prime Contractor, as defined in Exhibit C to the Lease, to construct the Building 1 Interior Improvements.

     NOW, THEREFORE, the parties hereto agree to amend the Lease as follows:


     1. Exhibits C, C-3 (including Exhibits C-3.1 and C-3.2) and C-4 are hereby deleted in their entirety and replaced with the Exhibit C, C-3 and C-4 attached hereto.

     2. All other terms, covenants and conditions of the Lease shall remain in full force and effect except as specifically modified herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below their signatures.

Landlord:                                       Tenant

CORPORATE PLAZA, PHASE 1, a                     CONNER PERIPHERALS, a
California general partnership                  California corporation

By:  McCandless Development Corpo-
     ration, a California corporation

     By:______________________________          By:_____________________________
            Birk S. McCandless,                            (Signature)
            President

                                                ________________________________
                                                           (Printed Name)


                                                ________________________________
                                                           (Title)


     _________________________________          ________________________________
            (Date)                                  (Date)

                                   EXHIBIT C
                         GENERAL CONDITIONS REGARDING
                             BUILDING IMPROVEMENTS


     Landlord and Tenant agree that the following terms are hereby added to the
Lease:

     1.   Definitions:  As used herein and in the Lease, the following terms
          -----------
shall have the following meanings:

          A.   Shell Improvements:  Tenant acknowledges having reviewed the
               ------------------
drawings listed in Exhibit C-1 and the improvements constructed or to be the constructed in accordance therewith, and Tenant hereby approves thereof and acknowledges that some improvements depicted on the plans have not actually been constructed.

               Landlord specifically agrees to complete, install, or repair at its cost and expense, (independent of the Interior Improvement Allowance provided below) those items set forth in Exhibit C-2 attached hereto in the manner described therein. Landlord shall have no obligation to construct improvements other than those in place upon execution of the Lease and the improvements described in Exhibit C-2 ("Shell Improvements"). In the event the City of San Jose requires additional improvements or changes to the Shell Improvements to obtain a building permit to construct the Interior Improvements (as specified below) all costs associated therewith shall be paid from the Interior Improvement Allowance or directly by Tenant.

          B.   Interior Improvements:  The term "Interior Improvements" shall
               ---------------------
mean those improvements to be constructed in Building 1 in accordance with Exhibit C-3 ("Building 1 Interior Improvements") and those improvements to be constructed in Building 2 in accordance with Exhibit C-4 ("Building 2 Interior Improvements"). The responsibilities for the construction thereof are more specifically described in Exhibits C-3 and C-4 attached hereto.

          C.   Interior Improvement Costs:  The term "Interior Improvement
               --------------------------
Costs" shall mean the following: (i) the total amount due pursuant to the general construction contract entered into by Tenant for the construction of the Building 1 Interior Improvements, (ii) the total amount due pursuant to the general construction contract entered into by Tenant for Building 2 to construct the Building 2 Interior Improvements; (iii) the cost of all governmental approvals required as a condition to the Interior Improvements (including all construction taxes imposed by the City of San Jose) in connection with the issuance of a building permit for the Interior Improvements, even if based in part on the value of the Shell Improvements; (iv) all utility connection or use fees; (v) fees or architects or engineers for services rendered in connection with the design and construction of the Interior Improvements. The parties acknowledge that the City of San Jose imposes certain taxes as a condition to the issuance of building permits in certain circumstances, including the "Building and Structure Construction Tax" imposed by Chapter 4.46 of the City of San Jose Municipal Code (the "BSC Tax") and the "Commercial-

Residential-Mobile Home Park Building Tax" imposed by Chapter 4.47 of the City of San Jose Municipal Code (the "CRM Tax"). The parties further acknowledge that the rate for these two taxes is higher for a structure designed or intended to be used for "commercial purposes" than for a structure designed or intended to be used for "industrial purposes". Landlord has paid a BSC Tax for the shell of the Building based upon the rate imposed for buildings intended to be used for "industrial purposes". However, the parties acknowledge and agree that (i) an additional BSC Tax will be due for the shell of the building and an additional BSC Tax shall be due upon the issuance of a building permit for all Interior Improvements, if the City of San Jose determines that the Building is intended for "industrial purposes", (ii) a BSC Tax, and a CRM Tax based on the value of the Interior Improvements, and an additional BSC Tax and a CRM Tax based on the value of the shell will be due if the City of San Jose determines that the Building is intended for "commercial purposes," and (iii) any of such taxes that must be paid in order to obtain building permits for the Interior Improvements shall be "Interior Improvement Costs."

     D.   Landlord's Interior Improvement Allowance:  The term "Interior
          ------------------------------------------
Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of the Interior Improvement Costs, which amount is equal to the product obtained by multiplying (i) Twenty-Five and 00/100 Dollars ($25.00) per square foot by (ii) one hundred eighty thousand (180,000) square feet, for a total of Four Million Five Hundred Thousand Dollars ($4,500,000). The Interior Improvement Allowance shall be allocated to each Building as follows:

          Building 1 - 64,000 square feet: $1,600,000.
          ----------
                 "Building 1 Interior Improvements Allowance"

          Building 2 - 116,000 square feet: $2,900,000.
          ----------
                 "Building 2 Interior Improvements Allowance"

                 The portion of the Interior Improvement Allowance allocated to each Building must be expended only in the Building to which such portion is allocated.

          E.     Prime Contractor:  The term "Tenant's Prime Contractor" shall
                 ----------------
mean such general contractor as is selected by Tenant for the Interior Improvements.

     2.   Ownership of the Interior Improvements:  Except as otherwise provided
          ---------------------------------------
in the Lease, all of the Interior Improvements which are constructed with funds of Landlord (including out of the Interior Improvement Allowance) shall become the property of Landlord upon installation and shall not be removed or altered by Tenant. Any part of the Interior Improvements which are constructed by Landlord with funds of Tenant shall become the property of Tenant upon installation and Tenant shall have the right to the extent permitted by applicable tax laws, to depreciate and claim and collect investment tax credits in such improvements; provided, however, that (i) Tenant shall not remove or alter such improvements during the term of the

Lease; (ii) such improvements shall be surrendered to Landlord, and title to such improvements shall vest in Landlord, at the expiration or earlier termination of the Lease Term; and (iii) in no event shall Landlord have any obligation to pay Tenant for the cost or value of such improvements.

     3. Under no circumstances shall Tenant be entitled to receive any interest or credit on the Interior Improvement Allowance (or any portion thereof remaining from time to time). The Interior Improvement Allowance shall only be used for the payment of costs incurred in installing the Interior Improvements. Tenant shall be entitled to no rent reduction, credit, rebate or other consideration at any time in the event the Interior Improvement Allowance remains unused for any reason whatsoever.

                                  BUILDING 1
                             INTERIOR IMPROVEMENTS
                                   AGREEMENT
EXHIBIT C-3                                                           BUILDING 1
--------------------------------------------------------------------------------

     Tenant shall cause the Interior Improvements for Building 1 ("Building 1 Interior Improvements") to be constructed by Tenant's Prime Contractor. Tenant shall also hire the architect and all other consultants necessary to construct the Building 1 Interior Improvements.

     Landlord shall have the right to reasonably approve Tenant's Prime Contractor, primarily based on the financial strength and ability to perform the work required. Landlord shall also have the right to reasonably approve the plans and specifications for the Building 1 Interior Improvements (and changes thereto).

     1.   Timing:
          ------

          Prior to the date construction of the Building 1 Interior Improvements commences Tenant shall notify Landlord of its intention to commence construction, shall submit plans and specifications, and notify Landlord of the name and other reasonable information regarding Tenant's Prime Contractor. Landlord shall respond within 10 days approving the same or stating specific reasons for denial.

     2.   Building 1 Interior Improvement Allowance:
          ------------------------------------------

          A. The Building 1 Interior Improvement Allowance totaling $1,600,000 ($25.00/SF) shall be funded jointly to Tenant and Tenant's Prime Contractor as construction proceeds ("Funding"). The amount of Building 1 Interior Improvement Allowance Landlord is obligated to fund at any time is Limited to the square footage improved at such time. For example, if construction commences for less than the full building only a prorata portion of the Building 1 Interior Improvement Allowance will be funded by Landlord based on the number of square feet to be improved (i.e., if 32,000 square feet is improved, a maximum of $800,000 will be funded).

          In the event Building 1 is improved in phases and unexpended Interior Improvement Allowance dollars remain unused upon full initial build-out of Building 1, Landlord will fund the remaining Allowance to Tenant within (30) days of completion of the final initial Interior Improvements, as a credit against any other Interior Improvements paid by Tenant in Building 1.

          B. Funding will occur no more often than twice per month and no sooner than (5) days after receipt of request by Landlord from Tenant. In the event funding is requested more often than twice per month, an additional fee of $500.00 will be due from Tenant to Landlord. Funding must be supported by invoice from Tenant's Prime Contractor and is subject to Landlord's lender inspecting the job, reviewing, and approving the invoice and work in place. If Landlord's lender ("Union Bank") does not approve the amount of any requested funding, Landlord will be obligated to fund only the amount approved by Landlord's lender. Funding will occur only for work-in-place less a 10% retention on all work until 30 days after filing of the notice of completion or the receipt of a lien free endorsement reasonably acceptable to Landlord's lender. Landlord and Tenant agree that Landlord will not be obligated to fund any portion of the Building 1 Interior Improvement Allowance in excess of the amount disbursed by Union Bank pursuant to that certain Building Loan Agreement between Landlord and Union Bank dated September 21, 1988 ("BlA") attached hereto as Exhibit D. Tenant agrees to comply (and Tenant shall ensure that Tenant's Prime Contractor shall comply) with any and all requirements of Union Bank which are conditions precedent to the disbursement of funds under the BLA.

          C. Subject to the limitations and conditions of the BLA, the determination of the amount to fund will be based on work in place for general utility interior improvements which may be of use to a subsequent user of Building 1 (e.g., non-load bearing permanent partitions; windows, wall and floor coverings; standard HVAC equipment and wiring; standard electrical distribution facilities and wiring; standard lighting and utility fixtures or otherwise approved by Landlord), the cost of which does not exceed the Building 1 Interior Improvement Allowance.

          D. All Interior Improvements not to be paid from the Interior Improvement Allowance shall be invoiced from Tenant's Prime Contractor directly to Tenant and shall not be funded by Landlord or Landlord's lender from the Building 1 Interior Improvement Allowance provided further that Tenant shall be responsible for the timely payment of all costs for such improvements in excess of any single installment and in excess of the aggregate amount which shall become payable by Landlord pursuant to the foregoing provision.

     3.   Commencement of Rent/Expenses:
          ------------------------------

          The Building 1 Base Rent, Tenant's obligation to pay for all expenses relating to Building 1 and Tenant's obligation to pay all real property taxes on the Property shall commence in any event on December 1, 1988 as provided in the Lease notwithstanding the status of the construction of any or all of the Building 1 Interior Improvements.

                                  BUILDING 2
                             INTERIOR IMPROVEMENTS
                                   AGREEMENT
EXHIBIT C-4                                                           BUILDING 2
--------------------------------------------------------------------------------

     Tenant shall cause the Interior Improvements for Building 2 ("Building 2 Interior Improvements") to be constructed by Tenant's Prime Contractor. Tenant shall also hire the architect and all other consultants necessary to construct the Building 2 Interior Improvements.

     Landlord shall have the right to reasonably approve Tenant's Prime Contractor, primarily based on the financial strength and ability to perform the work required. Landlord shall also have the right to reasonably approve the plans and specifications (and changes thereto) to ensure the Building 2 Interior Improvements are similar in quality and nature to the Building 1 Interior Improvements.

     1.   Timing:
          ------

          Although the rent commences November 1, 1989 for Building 2, tenant may cause the Building 2 Interior Improvements to be constructed any time prior to November 1, 1989 without affecting the rent commencement date. Prior to the date construction of the Building 2 Interior Improvements commences Tenant shall notify Landlord of its intention to commence construction, shall submit plans and specifications, and notify Landlord of the name and other reasonable information regarding Tenant's Prime Contractor. Landlord shall respond within 10 days approving the same or stating specific reasons for denial.

     2.   Building 2 Interior Improvement Allowance:
          ------------------------------------------

          A. The Building 2 Interior Improvement Allowance totaling $2,900,000 ($25.00/SF) shall be funded jointly to Tenant and Tenant's Prime Contractor as construction proceeds ("Funding"). The amount of Building 2 Interior Improvement Allowance Landlord is obligated to fund at any time is limited to the square footage improved at such time. For example, if construction commences for less than the full building only a prorata portion of the Building 2 Interior Improvement Allowance will be funded by Landlord based on the number of square feet to be improved (i.e., if 58,000 square feet is improved, a maximum of $1,450,000 will be funded).

          In the event Building 2 is improved in phases and unexpended Interior Improvement Allowance dollars remain unused upon full initial build-out of Building 2, Landlord will fund the remaining Allowance to Tenant within (30) days of completion of the final initial Interior Improvements, as a credit against any other Interior Improvements paid by Tenant in Building 2.

          B. Funding will occur no more often than twice per calendar month and no sooner than (5) days after Landlord's receipt of Tenant's request. If Tenant requests a second Funding in any calendar month, an fee of $500.00 will be due from Tenant to Landlord. Funding must be supported by invoice from Tenant's Prime Contractor and is subject to

Landlord's lender inspecting the job, reviewing, and approving the invoice and work in place. If Landlord's lender ("Union Bank") does not approve the amount of any requested funding, Landlord will be obligated to fund only the amount approved by Landlord's lender. Funding will occur only for work-in-place less a 10% retention. The retention will be released on the earlier to occur of (i) 30 days after filing of the notice of completion; or (ii) the receipt of a lien free endorsement reasonably acceptable to Landlord's lender. Landlord and Tenant agree that Landlord will not be obligated to fund any portion of the Building 2 Interior Improvement Allowance in excess of the amount disbursed by Union Bank pursuant to that certain Building Loan Agreement between Landlord and Union Bank dated September 21, 1988 attached hereto as Exhibit D ("BLA").
Tenant agrees to comply (and Tenant shall ensure that Tenant's Prime Contractor shall comply) with any and all requirements of Union Bank which are conditions precedent to the disbursement of funds under the BLA.

          C. Subject to the limitations and conditions of the BLA, the determination of the amount to fund will be based on work in place for general utility interior improvements which may be of use to a subsequent user of Building 2 (e.g., non-load bearing permanent partitions; windows, wall and floor coverings; standard HVAC equipment and wiring; standard electrical distribution facilities and wiring; standard lighting and utility fixtures or otherwise approved by Landlord), the cost of which does not exceed the Building 2 Interior Improvement Allowance.

          D. All Interior Improvements not to be paid from the Interior Improvement Allowance shall be invoiced from Tenant's Prime Contractor directly to Tenant and shall not be funded by Landlord or Landlord's lender from the Building 2 Interior Improvement Allowance provided further that Tenant shall be responsible for the timely payment of all costs for such improvements in excess of any single installment and in excess of the aggregate amount which shall become payable by Landlord pursuant to the foregoing provision.

     3.   Commencement of Rent/Expenses:
          ------------------------------

          The Building 2 Base Rent shall commence in any event on November 1, 1989 as provided in the Lease notwithstanding the status of the construction of any or all of the Building 2 Interior Improvements.

          In the event Tenant occupies any portion of Building 2 prior to November 1, 1989, Building 2 Base Rent shall not commence on such earlier date
                                                          --------------------
(it shall commence on November 1, 1989 as provided above).  However, in such
          ----------------------------------------------             -------
event, Tenant shall be responsible for a prorata share (based on the number of
-----
square feet occupied) of all other expenses as more particularly set forth in the Lease.

                           SECOND AMENDMENT TO LEASE


     This Second Amendment to Lease ("Second Amendment") is made this 8th day of June, 1990, by and between CONNER PERIPHERALS, a California corporation ("Tenant"), and FRED N. SAHADI ("Landlord").

                                    RECITALS

     A. On August 19, 1988, Landlord's predecessor in interest, Corporate Plaza, Phase 1, a California general partnership, and Tenant entered into a certain build-to-suit lease (the "Original Lease") providing for the use and occupancy by Tenant of certain real property and improvements to be constructed thereon by Landlord commonly known as 3061 and 3081 Zanker Road, San Jose, California, as more particularly described in the Original Lease (the "Property"). The Original Lease has since been amended by that certain First Amendment to Lease dated December 5, 1988 (collectively, the "Lease"). All capitalized terms used herein and not otherwise defined herein shall have the defined meanings ascribed to such terms in the Lease.

     B. On May 27, 1989, Landlord and Tenant entered into another build-to-suit lease ("Original Building 6 Lease") providing for the use and occupancy by Tenant of certain real property and improvements to be constructed thereon by Landlord. The original Building 6 Lease has since been amended by that certain letter agreement dated May 28, 1989 (collectively, the "Building 6 Lease").

     C. Concurrently with the execution of the Original Building 6 Lease, Landlord and Tenant entered into a certain Option to Lease Expansion Space ("Original Option Agreement") whereby Tenant was granted an option to lease another building ("Building 7") to be constructed by Landlord on a portion of the land described therein (the "Option"). The Original Option

Agreement has since been amended by that certain letter agreement dated May 28, 1989 (collectively the "Option Agreement"). On or about June 1, 1990, Tenant gave, and Landlord received, written notice of its exercise of the Option as described in the Option Agreement ("Notice"), subject to certain modifications described in the Notice.

     D. Concurrently with the execution of this Second Amendment, Landlord and Tenant have entered into another build-to-suit lease ("Building 7 Lease") pursuant to which Landlord agreed to construct, and Tenant agreed to use and occupy, Building 7.

     E. In consideration of Landlord's agreement to incorporate into the Building 7 Lease the modifications to the terms of the Option Agreement set forth in the Notice, Tenant has agreed to modify the terms of the Building 6 Lease and the Lease.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, Landlord and Tenant hereby agree to amend the Lease as follows:

     1.   Term.  Section 1.1 of the Lease is hereby
          ----
deleted in its entirety and the following is substituted in place thereof:

          1.1  Term.  The initial term of this Lease shall
               ----
          be for thirteen (13) years and six (6) months ("Initial Term") and shall commence on December 1, 1988 ("Commencement Date") and shall continue, unless sooner terminated pursuant to the provisions hereof, until 5:00 P.M. on May 31, 2002 ("Expiration Date"), subject to the terms of Section 1.2 below ("Lease Term").

     2.   Extension of Term.  Section 1.2 of the Lease is hereby deleted in its
          -----------------
entirety and the following is substituted in place thereof:

          1.2  Extension of Term.  If Tenant shall not be in default
               -----------------
          hereunder at the end of the Initial Term or at the time Tenant exercises its options to extend the Lease Term as provided below, Tenant shall have the options (each an "Extension Option" or collectively, the "Extension Options") to extend the Initial Term for two (2) consecutive five (5) year terms (each an "Extension Term" or collectively, the "Extension Terms"). All terms and conditions of this Lease shall apply during the Extension Terms, except that Base Rent for the Extension Terms shall be determined in accordance with Section
          3.2 below (and Tenant shall have no further right to extend the Lease Term beyond the Extension Terms referred to above). The foregoing Extension Options shall be exercised by written notice given by Tenant to Landlord not earlier than eighteen
          (18) months nor later than twelve (12) months prior to the expiration of the Initial Term or the first Extension Term, as the case may be. Time is of the essence.

          Upon any Transfer (defined in Section 14.1.A below) or Affiliate Transfer (defined in Section 14.1.D below) of this Lease, the Building 6 Lease or the Building 7 Lease, all unexercised Extension Options hereunder shall become void and of no further force and effect, unless said Transfer or Affiliate Transfer is made pursuant to the conditions, standards and limitations set forth in Section 14.1 of this Lease.

          Tenant shall only be entitled to exercise the Extension
          Options if exercised simultaneously with the identical extension options provided for in the Building 6 Lease and the Building 7 Lease.

          Upon any extension of the Lease Term, as provided in this
          Section 1.2, the term "Lease Term" as used herein shall thereafter include the applicable Extension Term, and the Expiration Date shall be the expiration date of the applicable Extension Term, unless sooner terminated.

     3.   Base Rent Adjustment.  Section 3.1.3 of the Lease is hereby deleted in
          --------------------
its entirety and the following is substituted in place thereof:

          3.1.3  Base Rent Adjustment.  For purposes of this Section
                 --------------------
          3.1.3, the aggregate amount of the Building 1 Base Rent and the Building 2 Base Rent calculated pursuant to Sections 3.1.1 and 3.1.2 above shall be referred to as the "Original Base Rent". Effective as of (i) June 1, 1991, December 1, 1993, June 1, 1996, December 1, 1998 and June 1, 2001 during the Initial Term, (ii) December 1, 2003 and June 1, 2006 if the Extension Option for the First Extension Term is exercised, and (ii) December 1, 2008 and June 1, 2011, if the Extension Option for the second Extension Term is exercised, Base Rent shall be adjusted as follows:

ADJUSTED  =      [1 + (.04 x n) ]  x  ORIGINAL  or  I*   x  ORIGINAL
                            --                      -
BASE RENT                  12       BASE RENT   I            BASE RENT

                 whichever shall be the greater amount, where

     n = 31 for the first Base Rent Adjustment, 61 for the second Base Rent Adjustment, 91 for the third Base Rent Adjustment, 121 for the fourth Base Rent Adjustment, and 151 for the fifth Base Rent Adjustment during the Initial Term;

     n = 181 for the sixth Base Rent Adjustment, and 211 for the seventh Base Rent Adjustment, if the Extension Option for the first Extension Term is exercised;

     n = 241 for the eighth Base Rent Adjustment, and 271 for the ninth Base Rent Adjustment, if the Extension Option for the second Extension Term is exercised;

     I = The Consumer Price Index (All Items Seasonally Adjusted, San Francisco-Oakland) for All Urban Consumers as published by the Bureau of Labor Statistics of the U.S. Department of Labor for the month of December, 1988, and

     I* = The Consumer Price Index (All Items Seasonally Adjusted, San
          Francisco-Oakland) for All Urban Consumers as published by the Bureau of Labor Statistics of the U.S. Department of Labor for the most recent month preceding the month in which the adjustment is effective for which said index shall be published;

          provided, however, that Adjusted Base Rent shall not be greater than

                 [I = (.08 n)] x ORIGINAL BASE RENT
                           -
                          12

     4.   Option Period Rent.  Section 3.2 is hereby deleted in its entirety and
          ------------------
the following is substituted in place thereof:

          3.2    Option Period Rent.
                 ------------------

                 3.2.1   Determination by Negotiation.  If Tenant should
                         ----------------------------
          exercise the Extension Options pursuant to Section 1.2 hereof, rent payable for use and occupancy of Building 1 and Building 2 shall be adjusted to ninety-five percent (95%) of the fair market rent for Building 1 and Building 2 as of June 1, 2002 or June 1, 2007, as the case may be ("Option Rent"), determined by negotiation of Landlord and Tenant, provided that, if within fifteen (15) days following exercise of the applicable Extension Option, Landlord and Tenant shall not have reached agreement as to the Option Rent, the Option Rent shall be determined by appraisal as hereinafter provided. If Landlord and Tenant shall reach agreement on the Option Rent within fifteen (15) days following exercise of the applicable Extension Option, they shall immediately execute an amendment to this Lease setting forth the Option Rent. In no event shall the annual Base Rent for either Extension Term be less than the annual Base Rent which would have been in effect in the Lease year in which the applicable Extension Term commences.

                 3.2.2   Determination by Appraisal.  If Landlord and
                         --------------------------
          Tenant shall be unable to agree on the Option Rent within fifteen (15) days following exercise of the applicable Extension Option, then within ten (10) days thereafter, each party shall, by notice given to the other party, appoint a real estate appraiser having at least five (5) years' full-time commercial appraisal experience in San Jose, California to determine fair market rent for Building 1 and Building 2 for the applicable Extension Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of such party's appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Option Rent. If two appraisers are appointed by the parties as hereinabove provided, they shall meet promptly and attempt to set the fair market rent for the applicable Extension Term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications hereinabove specified within ten (10) days after the last day the two appraisers are given to set the Option Rent. Each of the parties shall bear one-half (1/2) the cost of appointing the third appraiser and one-half (1/2) of the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, the majority of the appraisers shall set the fair market rental value.

                 In setting the Option Rent, the appraisers shall consider the use to which Building 1 and Building 2 are restricted under this Lease and shall not consider the highest and best use for Building 1 and Building 2 without regard to the restriction on use of Building 1 and Building 2 contained in this Lease. In establishing the fair market rental value, the appraiser or appraisers shall consider all market conditions having an effect on such value (including, without limitation, rental rates for comparable space with comparable tenant improvements and any adjustments to rent based upon direct costs (operating expenses) and taxes, financing charges, and/or cost of living or other rental adjustments; the relative strength of the tenants, and the size, location and quality of the buildings). Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Option Rent.

                 If a majority of the appraisers are unable to set the Option Rent within said period, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Option Rent. If, however, the low appraisal or the high appraisal is more than ten percent (10%) lower or higher than the middle appraisal, the low appraisal or the high appraisal or both shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Option Rent. If both the low appraisal and the high appraisal are disregarded as hereinabove provided, the middle appraisal shall be the Option Rent.

                 After the Option Rent has been set, the appraisers shall immediately notify Landlord and Tenant of the amount thereof. Once Tenant delivers notice of its exercise of the applicable option to extend the lease Term, Tenant may not withdraw such exercise and, subject to the terms of Section
          1.2 and this Section 3.2, such notice shall operate to extend the Lease Term.

                 3.2.3   Determination by Arbitration.  If the two
                         ----------------------------
          appraiser appointed by Landlord and Tenant pursuant to

          Section 3.2.2 above are unable to agree on the third appraiser, either party to this Lease, by giving ten (10) days' notice to the other party, may apply to the American Arbitration Association for the purpose of determining the Option Rent, in which case the parties agree that the decision of the American Arbitration Association setting the Option Rent shall be binding.

                 3.2.4   Adjustment of Option Rent.  Option Rent for
                         -------------------------
          each Extension Term shall be adjusted in accordance with
          Section 3.1.3 hereof, with "Original Base Rent" being read to refer to "Option Rent."

     5.   Effect of Amendment.  Except as modified by the terms hereof, the
          -------------------
terms and provisions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms of this Second Amendment and the terms of the Lease, the terms and provisions of this Second Amendment shall prevail.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

                                   LANDLORD

                                    /s/ Fred N. Sahadi
                                   -----------------------------------------
                                   FRED N. SAHADI


                                   TENANT:
                                   CONNER PERIPHERALS, a
                                   California corporation


                                   By: /s/ Carl W. Neun
                                       -------------------------------------
                                           CARL W. NEUN
                                           Senior Vice President
                                           And Chief Financial Officer

                            THIRD AMENDMENT TO LEASE

          THIS THIRD AMENDMENT TO LEASE (the "Third Amendment") is dated May 18, 1994 for reference purposes only and is made by and between FRED SAHADI ("Landlord"), successor in interest to Corporate Plaza, Phase I, a California general partnership, and CONNER PERIPHERALS, INC. ("Tenant"), a Delaware corporation.

                                    RECITALS

          A. Tenant currently leases from Landlord property commonly known as 3061 and 3081 Zanker Road, San Jose, California (the "Property") pursuant to that certain lease dated August 19, 1988 between Corporate Plaza, Phase I, as landlord, and Tenant (the "Original Lease"), as amended by ** that certain First Amendment to Lease dated December 2, 1988 ("First Amendment") and that certain Second Amendment to Lease dated June 8, 1990 ("Second Amendment"). The Original Lease, as amended by the First Amendment and the Second Amendment, is referred to herein as "the Lease."

          B. The Property consists of a 9.76-acre parcel of land on which there are situated two separate research and development buildings, one consisting of approximately sixty-four thousand (64,000) square feet ("Building 1") and the other consisting of approximately one hundred sixteen thousand (116,000) square feet ("Building 2") and two auxiliary buildings which house certain mechanical equipment and contain approximately thirty-nine hundred (3,900) square feet.

          C. Landlord and Tenant acknowledge that contemporaneous herewith the Building 6 Lease and the Building 7 Lease referred to in the Second Amendment are being terminated and a certain Agreement and Estoppel Certificate of even date herewith is being delivered by Tenant in favor of Landlord's first mortgage lender. The parties now desire to further amend the Lease as more particularly set forth herein.

          NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, LANDLORD AND TENANT HEREBY AGREE THAT THE LEASE IS AMENDED AS HEREINAFTER PROVIDED.

          1.  Definitions:  All capitalized terms that are not otherwise defined
              -----------
herein shall have the meanings set forth in the Lease.

          2.  Building 6 & 7 Lease:  The references to the Building 6 Lease and
              --------------------
the Building 7 Lease in the second grammatical paragraph of Section 1.2 of the Lease are deleted. The third grammatical paragraph of Section 1.2 is deleted in its entirety.


          **letter agreement dated August 18, 1988.

     3.   Exercise of First Extension Option:  Tenant hereby irrevocable
          ----------------------------------
exercises the first of the two Extension Options provided for in Section 1.2 of the Lease. Landlord accepts said exercise of the first Extension Option and waives the requirement that the first Extension Option be exercised not earlier than eighteen (18) months prior to the expiration of the Initial Term.

     4.   Deletion of Section 3.1.3:  From and after December 1, 1993, Section
          -------------------------
3.1.3 of the Lease (including without limitation Sections 3.1.3.1 and 3.1.3.2 of the Original Lease) shall be null and void and of no further force or effect.

     5.   Base Rent:  The following provisions are added to Section 3.1 of the
          ---------
Lease:

          "3.1.4  Rent Beginning December 1, 1993:  Beginning December 1, 1993
                  -------------------------------
and continuing through November 30, 1996, rent payable by Tenant for use and occupancy of the Property shall be two hundred twenty-nine thousand four hundred and 49/100 dollars ($229,400.49) per month."

          "3.1.5  Rent Beginning December 1, 1996: Beginning December 1, 1996
                  -------------------------------
and continuing through May 31, 2002, rent payable by Tenant for use and occupancy of the Property shall be two hundred twenty-four thousand and 49/100 dollars ($224,000.49) per month."

     6.   Rent for Extension Terms:  Section 3.2 of the Lease is hereby deleted
          ------------------------
in its entirety and the following substituted in place thereof.

          "3.2 Rent For Extension Terms:
               ------------------------

          3.2.1     Rent Beginning June 1, 2002: Beginning June 1, 2002, rent
                    ---------------------------
payable by Tenant for use and occupancy of the Property shall be two hundred sixteen thousand dollars ($216,000) per month or ninety-five percent (95%) of the monthly fair market rent for Buildings 1 and 2 as of June 1, 2002 (determined as hereinafter provided), whichever shall be the greater amount. Said rent shall be adjusted as of December 1, 2004 in accordance with the provisions of Section 3.2.4 hereof and, as so adjusted, shall continue in effect through May 31, 2007.

          3.2.2     Rent Beginning June 1, 2007:  If tenant should exercise the
                    ---------------------------
second Extension Option, beginning June 1, 2007, monthly rent payable by Tenant for use and occupancy of the Property shall be equal to:

               (1) Rent payable for May 2007 x 1.10 or rent payable for May 2007 x I*/I, whichever shall be the greater amount, but in no event more than rent payable for May 2007 x 1.20, where

               I = the Consumer Price Index (All Items Seasonally Adjusted, San Francisco-Oakland-San Jose) for All Urban Consumers as published by the U.S. Department of Labor for November 2004 (or the most recent month preceding November 2004 for which said index shall be published) and

               I*= the Consumer Price Index (All Items Seasonally Adjusted, San Francisco-Oakland-San Jose) for All Urban Consumers as published by the U.S. Department of Labor for May 2007 (or the most recent month preceding June 2007 for which said index shall be published).

               or

               (2) ninety-five percent (95%) of the monthly fair market rent for Buildings 1 and 2 as of June 1, 2007 (determined as hereinafter provided),

whichever shall be the greater amount.

     Said rent shall be adjusted as of December 1, 2009 in accordance with the provisions of Section 3.2.4 hereof and, as so adjusted, shall continue in effect through May 31, 2012.

          3.2.3  Determination Of Fair Market Rent:
                      ---------------------------------

          3.2.3.1        First Extension Term.  Landlord shall notify Tenant on
                         --------------------
or before June 1, 2001 of Landlord's estimate of the monthly fair market rent for Buildings 1 and 2 as of June 1, 2002. If, within fifteen (15) days after such notice of Landlord's estimate of the monthly fair market rent for the Buildings 1 and 2, Landlord and Tenant shall not have reached agreement as to the monthly fair market rent for the Buildings 1 and 2 as of June 1, 2002, the monthly fair market rent shall be determined by appraisal or by arbitration as hereinafter provided.

          3.2.3.2        Second Extension Term.  If Tenant should exercise the
                         ---------------------
second Extension Option, Landlord shall, within fifteen (15) days after Tenant's notice of exercise of the second Extension Option, notify Tenant of Landlord's estimate of the monthly fair market rent for the Buildings 1 and 2 as of June 1, 2007. If, within fifteen (15) days after such notice of Landlord's estimate of the monthly fair market rent for the Buildings 1 and 2, Landlord and Tenant shall not have reached agreement as to the monthly fair market rent for the Buildings 1 and 2 as of June 1, 2007, the monthly fair market rent shall be determined by appraisal or by arbitration as hereinafter provided.

          3.2.3.3        Determination By Appraisal.  If Landlord and Tenant
                         --------------------------
should fail within the period provided to agree on the monthly fair market rent for Buildings 1 and 2 as of the date specified in Section 3.2.2.1 or the date specified in Section 3.2.3.2, as the case may be, then within ten (10) days after the expiration of the applicable period, each party shall, by notice given to the other party, appoint a real estate appraiser having at least five years' full time commercial real estate appraisal experience in San Jose, California to determine monthly fair market rent for Buildings 1 and 2 as of the applicable date. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of such party's appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the monthly fair market rent for Buildings 1 and 2 as of the applicable date. If two appraisers are appointed by the parties as hereinabove provided, they shall meet promptly and attempt to determine the monthly fair market rent for Buildings 1 and 2 as of the applicable date. If they fail to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications hereinabove specified within ten (10) days after the last day the two appraisers are given to determine the monthly fair market rent for Buildings 1 and 2 as of the applicable date. Each of the parties shall bear one-half (1/2) the cost of appointing the third appraiser and one-half (1/2) the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine the monthly fair market rent for Buildings 1 and 2 as of the applicable date.

          In determining the monthly fair market rent for the Buildings 1 and 2, the appraisers shall consider the uses to which Buildings 1 and 2 is restricted under this Lease and shall not consider the highest and best use for Buildings 1 and 2 without regard to the restriction on use of Buildings 1 and 2 contained in this Lease. In determining the monthly fair market rent for Buildings 1 and 2, the appraiser or appraisers shall consider all market conditions having an effect on rental value (including, without limitation, rental rates for comparable space with comparable tenant improvements and any adjustments to rent based upon direct costs (operating expenses) and taxes, financing charges, and/or cost of living or other rental adjustments, the relative strength of the tenants, and the size, location and quality of the buildings).

          If a majority of the appraisers should fail, within said thirty (30) day period, to determine the monthly fair market rent for Buildings 1 and 2 as of the applicable date, the three appraisals shall be added together and their total divided by three (3); the resulting quotient shall be deemed to be the monthly fair market rent for Buildings 1 and 2 as of the applicable date. If, however, the low appraisal is more than ten percent (10%) lower or the high appraisal is more than ten percent (10%) higher than the middle appraisal, the low appraisal or the high appraisal or both shall be disregarded as appropriate. If only one appraisal is disregarded pursuant to the foregoing provision, the two remaining appraisals shall be added together and their total divided by two
(2); the resulting quotient shall be the monthly fair market rent for Buildings 1 and 2 as of the applicable date. If both the low appraisal and the high appraisal are disregarded as hereinabove provided, the middle appraisal shall be the monthly fair market rent for Buildings 1 and 2 as of the applicable date.

          After the monthly fair market rent for Buildings 1 and 2 as of the applicable date has been determined, the appraisers shall immediately notify Landlord and Tenant in writing of the amount thereof, and monthly rent for the Extension Term shall be determined as provided in Section 3.2.1 or Section 3.2.2 hereof, as appropriate.

          Once Tenant gives notice of its exercise of the second Extension Option, Tenant may not withdraw such exercise and, subject to the provisions of
Section 1.2 hereof, such notice shall operate to extend the Lease Term.

          3.2.3.4 Determination By Arbitration:  If the two appraisers appointed
                  ----------------------------
by Landlord and Tenant pursuant to Section 3.2.3.3 hereof should fail to agree on the third appraiser within the allotted time, either party to this Lease may, by demand upon the other party in the manner specified in Section 16.3 hereof for giving notices hereunder, require that the monthly fair market rent for Buildings 1 and 2 as of the applicable date be determined by arbitration in San Francisco, California in accordance with the commercial arbitration rules of the American Arbitration Association, in which case the parties agree that the decision of the arbitrators setting the monthly fair market rent for Buildings 1 and 2 as of the applicable date shall be binding and conclusive upon the parties. After the monthly fair market rent for Buildings 1 and 2 as of the applicable date has been so determined, rent for the Extension Term shall be determined as provided in Section 3.2.1 or Section 3.2.2, as appropriate.

          3.2.4     Rent Adjustment:  Rent payable under the Lease for use and
                    ---------------
occupancy of the Property during the Extension Terms shall be adjusted as of December 1, 2004 (the "First Adjustment Date") and, if Tenant should exercise the second Extension Option, as of December 1, 2009 (the "Second Adjustment Date") in accordance with the following formula:

               Adjusted Rent = Rent x 1.10 or Rent x I*/I,

               whichever shall be the greater amount, where

               Rent = rent payable immediately prior to the adjustment;

               I = the Consumer Price Index (All Items Seasonally Adjusted, San Francisco-Oakland-San Jose) for All Urban Consumers as published by the U.S. Department of Labor for May 2002 in the case of the First Adjustment Date and May 2007 in the case of the Second Adjustment Date; and

               I*= the Consumer Price Index (All Items Seasonally Adjusted, San Francisco-Oakland-San Jose) for All Urban Consumers as published by the U.S. Department of Labor for the most recent month preceding the month in which the adjustment is effective for which said index shall be published; provided, however, that Adjusted Rent shall not be greater than

                         Rent x 1.20.

          3.2.4.1        Provisional Adjustment: Until such time as the index
                         ----------------------
required for any adjustment of rent (or determination of rent pursuant to Section 3.2.2 hereof) has been published, rent shall be adjusted (or determined) provisionally using Landlord's estimate of the required index. In the event the provisionally adjusted (or determined) rent is greater than the rent determined by the required index as actually published, Tenant shall be entitled to a credit against rent next falling due hereunder in the amount by which payments actually paid by Tenant, if any, on account or rent as provisionally adjusted (or determined) exceed the rent actually due hereunder. In the event the provisionally adjusted (or determined) rent is less than the rent determined by the required index as actually published, Tenant shall pay to Landlord within fifteen (15) days after receipt of Landlord's statement thereof, the amount by which the rent theretofore payable hereunder exceeds the provisionally adjusted (or determined) rent actually paid by Tenant on account thereof.

          3.2.4.2        Change of Index:  If the Consumer Price Index should be
                         ---------------
modified or discontinued during the Lease term, the most nearly comparable official price index of the United States Government (as determined by Landlord in Landlord's reasonable discretion) shall be used for computing rent adjustments hereunder and determining rent pursuant to Section 3.2.2 hereof."

     7.   Use.  The first sentence of Section 4.1 of the Lease is amended to
          ---
read:

          "Tenant may use the Property throughout the term of this Lease for office, research and development, manufacturing, marketing and other related legal uses and for no other purpose."

     8.   Trade Fixtures and Leasehold Improvements.  The following sentence is
          -----------------------------------------
added to Section 5.2 of the Lease following the last sentence thereof:

          "In the event that Tenant makes such request and Landlord has been provided with the plans and specifications and all other reasonably relevant information regarding such alteration, Landlord shall inform Tenant within thirty (30) days after receipt of such information whether or not Landlord will require the removal of the alteration in question."

          The parties acknowledge that certain alterations have been made by the Tenant without the Landlord's consent, which Tenant represents are shown by cross-hatching on Exhibit A hereto (which so-marked alterations are referred to
                  ---------
herein as the "Unapproved Alterations"). Landlord hereby approves the Unapproved Alterations, but Landlord hereby notifies Tenant that Landlord will require that the Unapproved Alterations be removed upon the expiration of the Lease Term. Notwithstanding the foregoing, nothing contained in this paragraph shall limit or otherwise modify Tenant's obligations under the Original Lease. Contemporaneously herewith, Tenant has delivered to Landlord all building permits in Tenant's possession for the Unapproved Alterations; provided, however, that to the extent Tenant has not obtained building permits for the Unapproved Alterations, Tenant shall make application to the appropriate governmental authority for such permits and shall, at its sole cost and expense, take all action necessary to obtain such permits within one hundred twenty (120) days of the date hereof.

     9.   Earthquake Insurance:  The second sentence of Section 9.2 of the Lease
          --------------------
is amended to read:

          "The cost (or portion thereof as described below) of all Landlord's Insurance, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss, shall be Reimbursable Expenses to be paid by Tenant to Landlord as provided in Section 16.26 hereof; provided, however, that earthquake insurance shall not be required and the cost of earthquake insurance shall not be a Reimbursable Expense to the extent that such cost exceeds a commercially reasonable rate, unless an institutional Lender holding a loan that is secured by a first deed of trust or mortgage encumbering all or any part of the Property requires that earthquake insurance be maintained, and it is the general policy of such Lender to require that earthquake insurance be maintained on substantially similar properties encumbered by such Lender in the same or comparable seismic zones as the Property in California, then in that event earthquake insurance shall be required and the cost thereof shall be a Reimbursable Expense or in the event that Tenant elects to carry the earthquake insurance directly, Tenant shall pay the entire cost thereof even if it exceeds a commercially reasonable rate."

          Notwithstanding the foregoing, Tenant agrees that so long as the Lender that holds the loan secured by a first deed of trust against the Property as of the execution and delivery of this Third Amendment requires that earthquake insurance be maintained on the Property, Tenant is required to provide such insurance (if available) and the cost thereof (if available) is a Reimbursable Expense.

     10.  Damage to Property.  The following provision is added to Article XI of
          ------------------
the Lease:

          "11.4  Option to terminate in Event of Uninsured Loss:  Tenant shall
                 ----------------------------------------------
have the option, which must be exercised, if at all, by written notice to Landlord and any lender encumbering the Property within thirty (30) days after the date of any casualty loss described in this Section 11.4, to terminate this Lease if: (i) the improvements which are part of the Property are damaged by any of the perils specified below in this Section 11.4 and the cost to restore such improvements to their condition immediately prior to such damage exceeds seven and one-half percent (7 l/2%) of the full replacement cost of all improvements within the Property, including Tenant 's Leasehold Improvements, and (ii) the insurance proceeds, if any, made available to Tenant to restore the damage to the Property, exclusive of Leasehold Improvements, pursuant to Articles IX and XI of the Lease plus any deductible amounts under such policies are not sufficient to pay substantially all such costs of restoration; and (iii) any insufficiency of insurance proceeds, if any, under clause (ii) above is not caused by a default by Tenant of any of its obligations pursuant to Article IX of this Lease. The perils which are the subject of the preceding sentence are as shown in the attached Schedule 1, paragraphs 1, 2 and 3; provided, however, that the perils shown on paragraphs 4 and 5 of Schedule 1 shall also be subject to the preceding sentence if and to the extent that Tenant is not required, pursuant to the Lease, as amended hereby, to carry flood or earthquake insurance, respectively, or the cost of flood or earthquake insurance, respectively, is not a Reimbursable Expense pursuant to Article IX of the Lease, as amended hereby. Notwithstanding the foregoing, Tenant may not terminate this Lease pursuant to this Section 11.4 if (i) any of the conditions in the clauses
(i) through (iii) above do not exist or (ii) Landlord (or any Lender which shall have the right but not the obligation so to do) agrees in writing to pay the reasonable amount, as estimated by a recognized construction estimator selected by Tenant, by which restoration costs, less any available insurance proceeds, exceed the seven and one-half percent (7 1/2%) threshold amount referenced first above in this Section. Any such amount paid by Landlord or Lender shall be deposited prior to the commencement of any construction in an account mutually acceptable to Landlord, Lender and Tenant and shall be disbursed during the course of any reconstruction work pursuant to normal construction lending practices."

     11.  Assignment and Subletting:  Section 14.1 of the Lease is amended as
          -------------------------
follows:

          A.   The third sentence of paragraph A is amended to read:

          "Any transfer which may be approved by Landlord shall not be effective until Tenant has paid all such costs and fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer which
(i) is in form approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to paragraph B below, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant arising after the effective date of such Transfer, described in this sentence, under or with respect to the Lease and to remain jointly and severally liable therefor with Tenant."

          B. The words, "fair market value," are substituted for "book value" in the last sentence of subparagraph (2) of paragraph c.

          C.   The first sentence of paragraph D is amended to read:

          "Tenant may, without Landlord's prior written consent, (i) assign or otherwise transfer its interest in this Lease or in the Property to, (ii) sublet all or any part of the Property to or allow it to be sublet, occupied or used by or (iii) transfer any right appurtenant to this Lease or the Property to (a) any affiliate of Tenant, (b) a successor corporation related to Tenant by merger, consolidation, reorganization or government action or (c) a purchaser of substantially all of the assets of Tenant, any such transfer being referred to herein as an "Affiliate Transfer."

     12.  No Barriers:  During the term of the Lease, at any time that Tenant is
          -----------
an occupant of the Property and also the owner or occupant of any part of the property bounded by North

First Street and Montague Expressway sharing a common boundary with the Property ("Parcel 2"), the following shall apply:

          A. Tenant shall have the right to remove all or any part of the existing chain link fence along the common boundary between the Property and Parcel 2 as of the date of this Third Amendment to provide unimpeded vehicular and pedestrian access between the Property and Parcel 2.

          B. Tenant shall have the right to install private underground utility lines connecting Building 1 and/or Building 2 to buildings constructed on Parcel 2 to provide telecommunications connections between improvements on both parcels. If Tenant does install such underground lines, it shall do so at its sole cost and in compliance with all laws, shall repair all damage to the Property caused by such installation, and upon the expiration or earlier termination of the Term shall pull all wires from such lines and properly close or "cap" such lines in accordance with customary practice incident to the abandonment of underground utility lines.

          C. The rights granted to Tenant in this paragraph 12 are contractual and are not intended, nor shall they be deemed, to create any easement express or implied in favor of Tenant, the Property or Parcel 2.

     13.  Termination of Rights to Additional Parking Area.   Contemporaneous
          ------------------------------------------------
with the execution of this Third Amendment, Landlord is conveying to Tenant Parcel 2 together with the Additional Parking Area, whereupon (i) Landlord shall have no further right, title or interest in the Additional Parking Area, (ii)
Section 2.3, the last sentence of Section 4.2 and the parenthetical phrase in line 4 of Section 12.2 of the Lease shall be deleted in their entirety, and
(iii) all of Tenant's rights in the Additional Parking Area pursuant to the Lease or pursuant to the parking easement agreement referenced in Section 2.3 of the Lease, shall terminate. Tenant acknowledges that the parking that will remain as part of the Property after said conveyance will be adequate for Tenant's needs and will meet all requirements under the Lease between Landlord and Tenant. Landlord also agrees that Tenant shall have the right at any time upon not less than thirty (30) days prior notice to Landlord to pave and stripe for parking that portion of the southwest corner of the Property that is presently unpaved, provided that such paving and striping shall be done at Tenant's sole cost and expense, shall be done in accordance with all applicable governmental regulations and requirements of the Lease for the construction of alterations and shall be consistent in design and quality to the other parking areas on the Property.

     14.  Approvals by Landlord.  Landlord shall not unreasonably withhold
          ---------------------
Landlord's approval of or consent to those matters which require Landlord's approval set forth in the following provisions of the Lease: (i) approval of outside storage areas provided for in Section 4.5; (ii) approval of Signs as provided in Section 4.6; (iii) approval of HVAC maintenance contractors and window washing contractor, and approval of repair or replacement work, all as provided for in Section 6.1; (iv) approval of outside trash enclosure areas, as provided in Section 7.1; (v) approval of the deductible under any of Landlord's Insurance, as provided in Section 9.2.

     15.  Status of Lease.  Tenant and Landlord each agree that as of execution
          ---------------
and delivery of this Third Amendment there are no uncured defaults on the part of either Landlord or Tenant under the Lease, as amended by this Third Amendment. Notwithstanding the foregoing, the parties acknowledge that (i) nothing herein shall be deemed to modify Tenant's obligation to carry earthquake insurance to the extent required by the Lease, as amended hereby, and Landlord is not hereby waiving any obligation Tenant may have to carry earthquake insurance and (ii) a dispute exists between them as to responsibility for payment of certain late charges and interest related to Real Property Taxes paid in connection with the fiscal year 1990-91 (the "Late Charge Dispute").
Tenant's position is described in that certain letter dated July 30, 1993 to Landlord, and Landlord denies that Landlord owes any amount to Tenant for the matters stated in that letter. The parties reserve their respective rights and defenses with respect to the Late Charge Dispute. However, Tenant agrees as follows with respect to the Late Charge Dispute: (i) any liability that Landlord may have pursuant to such claim by Tenant shall be restricted to the payment of damages only and shall be a personal obligation of Fred Sahadi; and (ii) no transferee of the interest of Fred Sahadi in all or any part of the Property (including any Lender) shall have any liability for such matter, and Tenant acknowledges that it has no claim or right on account thereof to exercise any rights or remedies under the Lease, as amended hereby (including, without limitation, any rights of offset or recoupment), and (iii) any determination adverse to Fred Sahadi concerning the Late Charge Dispute shall in no way affect Tenant's obligations under the Lease as amended by this Third Amendment.
Nothing contained in this paragraph 15 shall be deemed an admission of liability on behalf of Fred Sahadi who denies liability and reserves all rights and defenses concerning such claim against him by Tenant.

     16.  Effect of Third Amendment.  In the event of any conflict or
          -------------------------
inconsistency between this Third Amendment and the Lease, the terms of this Third Amendment shall prevail. Except as modified by this Third Amendment, the Lease shall continue in full force and effect in accordance with its terms. The term "Lease," as used in the Lease, shall mean and refer to the Lease, as amended by this Third Amendment.

                              Landlord:
                              ---------



                                             /s/ FRED SAHADI
                                             ---------------
                                              FRED SAHADI



                              Tenant:
                              -------

                              CONNER PERIPHERALS, INC.,
                              a Delaware corporation



                              By:        /s/ MARLA ANN STARK
                                         -------------------



Helen Sahadi hereby consents
to the above.


   /s/ HELEN SAHADI
--------------------------------
Helen Sahadi

                                   SCHEDULE 1

1. Nuclear reaction or nuclear radiation or radioactive contamination; provided that such exclusion shall not inlude radioactive contamination, including resultant radiation damage from a material used or stored or from processes conducted on the Premises, if at the time of such loss there is neither a nuclear reactor capable of sustaining nuclear fission in a self-supporting chain reaction nor any new or used nuclear fuel on the Premises.

2. (a) Hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual impending or expected attack.

     (b) Any weapon of war employing atomic fission or radioactive force whether in time of peace or war.

     (c) Insurrection, rebellion, revolution, civil war, usurped power, or action taken by governmental authority in hindering, combating or defending against such an occurrence; seizure or destruction under quarantine or custom regulations; confiscation by order of any government or public authority, or risks of contraband or illegal transportation of trade.

3. Any fraudulent or dishonest act or acts committed alone or in collusion with others:

     (a) by any proprietor, partner, director, trustee, officer or employee of the Landlord; or

     (b) by any proprietor, partner, director, trustee, or officer of any proprietorship, partnership, corporation or association (other than a common carrier) engaged by the landlord to render any service or perform any act in connection with the Property.

Notwithstanding anything to the contrary contained in this paragraph 3, this paragraph 3 shall not apply in any way to any acts or omissions of Tenant (or any partner, director, trustee, officer or employee of the Tenant), whether or not committed in collusion with or under the engagement of Landlord, nor shall it in any way limit, diminish or modify the insurance coverage or proceeds which would otherwise be available to Tenant or Lender.

4. Flood water, waves, tide or tidal water, the release of water, the rising, overflowing or breaking of boundaries of natural or man-made bodies of water, or the spray from any of the foregoing, except for any resulting damage by fire or explosion;

5. Any natural or man-made earth movement including, but not limited to earthquake, landslide, or subsidence, except for any resulting damage by fire, explosion or sprinkler leakage.

[Attached are maps of the floor plans for the first and second floors of Buildings 4 and 5.]

                                      13